As filed with the Securities and Exchange Commission on June 27, 2006
Registration No. 333-77641

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CAMERON INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	76-0451843
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1333 West Loop South, Suite 1700
Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)
COOPER CAMERON CORPORATION SAVINGS INVESTMENT
PLAN FOR HOURLY EMPLOYEES
(Full title of the plan)
William C. Lemmer
Vice President, General Counsel and Secretary
Cameron International Corporation
1333 West Loop South, Suite 1700
Houston, Texas 77027
(Name and address of agent for service)
(713) 513-3300
(Telephone number, including area code, of agent for service)

POST-EFFECTIVE AMENDMENT NO. 1
POWER OF ATTORNEY
SIGNATURES

POST-EFFECTIVE AMENDMENT NO. 1
     Cameron International Corporation (the “Registrant”) is filing this post-effective amendment to the Cooper Cameron Corporation Savings Investment Plan for Hourly Employees, on Registration Statement No. 333-77641 filed on May 4, 1999, with the Securities and Exchange Commission to deregister 8,000 shares of Common Stock (adjusted for the 2 for 1 stock split on December 15, 2005) previously registered on Registration Statement No. 333-77641.
POWER OF ATTORNEY
     Each of the undersigned hereby appoints Sheldon R. Erikson and William C. Lemmer and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.
SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 27th day of June, 2006.

CAMERON INTERNATIONAL CORPORATION
(Registrant)

/s/ Franklin Myers

By:	Franklin Myers
Senior Vice President and
Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 27th day of June, 2006.

Signature	Title

/s/ Sheldon R. Erikson	Director, Chairman, President &

Sheldon R. Erikson	Chief Executive Officer (principal executive officer)

/s/ Franklin Myers	Senior Vice President & Chief

Franklin Myers	Financial Officer (principal financial officer)

/s/ Charles M. Sledge	Vice President & Controller

Charles M. Sledge	(principal accounting officer)

Nathan M. Avery *	Director

C. Baker Cunningham*	Director

Peter J. Fluor*	Director

Lamar Norsworthy*	Director

Michael E. Patrick*	Director

David Ross*	Director

Bruce W. Wilkinson*	Director
     The Plan. Pursuant to the requirements of the Securities Act of 1933, the plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston and State of Texas on the 27th day of June, 2006.

COOPER CAMERON CORPORATION
SAVINGS INVESTMENT PLAN

ADMINISTRATIVE COMMITTEE

/s/ Franklin Myers

By:	Franklin Myers, Chairman

/s/ William C. Lemmer
*By:

William C. Lemmer
Attorney-in-fact